Extension and Indemnity Agreement

	THIS EXTENSION AND INDEMNITY AGREEMENT ("Agreement") is entered into as of the 18th day of August, 2011, by and among Delta Mechanical Group, LLC, a Delaware limited liability company ("DMG"), Iron Eagle Group, Inc., a Delaware corporation ("Iron Eagle"), with offices located at 61 West 62nd Street, Suite 23F, New York, New York 10023 (Iron Eagle and DMG are hereinafter collectively referred to as "Buyer") and Bruce A. Bookbinder, an individual and resident of 105 Stubble Brook Road, West Greenwich, Rhode Island 02817 (hereinafter "Seller" or "Selling Member" or "Bookbinder") (Selling Member and Buyer are sometimes hereinafter referred to collectively as "Parties".)

W I T N E S S E T H:

	WHEREAS, Selling Member conveyed his Membership Interest in Sycamore Enterprises LLC, a Rhode Island limited liability company, on or about January 21, 2011 ("Closing Date") pursuant to the terms of a Member Interest Purchase Agreement ("Purchase Agreement"); and

	WHEREAS, Buyer executed a Secured Term Note ("Buyer Note") on the Closing Date requiring payment of the Purchase Price by the Buyer for the Membership Interest on or before June 2, 2011; and

WHEREAS, Buyer has requested an extension of the Payment Due Date, as defined in the Purchase Agreement, and Seller has agreed to grant an extension of the Payment Due Date subject to the terms and conditions contained in this Agreement.

	NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

     1. Consideration for the granting of the extension of the Payment Due Date. In consideration for the extension of the Payment Due Date, Buyer shall, within ten (10) days following payment of the Buyer Note ("Buyer Note Payment"), secure a full release of the indemnity by and among Selling Member, related entities of Selling Member, Berkley Regional Insurance Company and/or its affiliates or subsidiaries ("Berkley") as described in that certain General Agreement of Indemnity dated January 25, 2005 by and between Selling Member and Berkley ("Indemnity Agreement"), a copy of which is attached hereto as Exhibit A ("Release"). Buyer shall take all reasonable steps necessary to provide Berkley with the substitute collateral satisfactory to Berkley to provide the Release.

     2. Indemnity Bond. In the event that Buyer has not satisfied the conditions contained in Section 1 within thirty (30) days after the Buyer Note Payment, Buyer shall immediately deliver to Selling Member an indemnity bond ("Indemnity Bond"), or other mutually agreed upon form(s) of indemnity, in a form satisfactory to Selling Member and mutually satisfactory to the Parties, indemnifying Selling Member personally as obligee for any obligations to Berkley or payments required to be made by Selling Member and/or related entities of Selling Member to Berkley, pursuant to the terms of the Indemnity Agreement. It is further agreed that the amount of the Indemnity Bond shall be no less than one hundred (100%) percent of the aggregate cost-to-complete of all Open Bonds, exclusive of gross profit or change orders that have not been approved, as further described in Exhibit B attached hereto, as of the Buyer Note Payment. Notwithstanding the aforementioned, the Indemnity Bond shall not indemnify Selling Member for acts of fraud, intentional misrepresentation, gross negligence or willful misconduct.

     3. Extension. Subject to the satisfaction of the terms and conditions described in this Agreement, Selling Member hereby agrees to extend the Payment Due Date to the earlier occurrence of the following:

(i) the date funds have been received from Obligor's investment banking firm to be obtained through proposed equity financing; or (ii)
September 16, 2011. In the event that Selling Member has not received payment in full of the Buyer Note the Transaction shall be automatically rescinded on September 16, 2011 ("Rescission Date").

     4. Indemnification. In addition to the satisfaction of the conditions set forth in Sections 1 and 2 above, Buyer, jointly and severally, hereby agrees to indemnify, defend, save and hold Selling Member harmless from and against any and all costs, damages, liability, loss, expense, assessment, judgment, or deficiency of any nature whatsoever (including, without limitation, reasonable attorney's fees and other costs and expenses incident to any suit action or proceeding) (collectively "Losses") incurred or sustained, directly or indirectly, by Selling Member arising from or in relation to any breach by Buyer of the terms of: (i) this Agreement; and/or (ii) the Purchase Agreement.

     5. Rescission. Notwithstanding any other provision hereof and in addition to any and all other remedies, in the event the Buyer Note is not paid in full on or before the Rescission Date, the Transaction, as that term is defined in the Purchase Agreement shall be considered and is irrevocably rescinded, in which event, the Transaction, including the sale of the Membership Interest, shall be deemed to be void ab initio, for all purposes, including but not limited to federal and state income tax purposes, and all of Buyer's legal and equitable interests in the Membership Interest shall immediately revert to Selling Member. On the Rescission Date, Selling Member will provide Buyer with notification that the Transaction has been rescinded consistent with Rev. Rul. 80-58, 1980-1 CB 181 (hereinafter "Rev. Rul. 80-58"). In the event of a rescission in accordance with this Agreement, Selling Member shall have the absolute and unfettered right to take any and all steps necessary to comply with Rev. Rul. 80-58 without the need for any further consents or assent by Buyer.

     6. Ratification and Confirmation. In all other respects, the Purchase Agreement and all transactional documents executed pursuant thereto, including but not limited to, the Buyer Note, which do not conflict with this Agreement are hereby ratified and confirmed as if fully restated in this Agreement. Notwithstanding the modification to the Payment Due Date, Buyer hereby acknowledges and agrees that the granting of said extension does not in any way waive or modify the Seller's rights as set forth in the Purchase Agreement, Pledge Agreement, Buyer Note and other transactional documents.

     7.   Miscellaneous.

7.01	Severability. If any provision of this Agreement or the
application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

7.02	Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns; provided, however, that nothing in this Agreement shall be construed to confer any rights, remedies, obligations or liabilities on any person other than the Parties hereto or their respective successors and assigns.

7.03	Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

7.04	Counterparts. This Agreement may be executed in one or more
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document. The Parties hereto and any third parties may rely upon machine copies of signatures to this Agreement to the same extent as manually signed original signatures.

7.05	Headings. Headings of the sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

7.06	Assignment. This Agreement may not be assigned by either Party without the prior written consent of the other.

7.07	Applicable Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED
AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES OR THOSE OF ANY OTHER JURISDICTION.

7.08	No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

7.09	Separate Legal Counsel. Each of the Parties has had the
opportunity to consult with its own legal counsel prior to signing and delivering this Agreement, has read and understands such Agreement and has signed and delivered the same with the intent to be legally bound hereby.

 (Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first set forth above.

WITNESS:                                  BUYER:

                                          Delta Mechanical Group, LLC

Meghan J. Sark                            By: /s/Jason Shapiro
----------------------                    ---------------------
                                          Name:	Jason Shapiro
                                          Title: CEO

							Iron Eagle Group, Inc.

Meghan J. Sark                            By: /s/Jason Shapiro
----------------------                    ---------------------
                                          Name:	Jason Shapiro
                                          Title: CEO

                                          SELLING MEMBER:

                                          By: /s/Bruce A. Bookbinder
                                              ----------------------
                                          Bruce A. Bookbinder






                                 EXHIBIT A

                         General Agreement of Indemnity


See Exhibits to Extension and Indemnity Agreement dated May 31, 2011



                                 EXHIBIT B

                                Open Bonds

                     Delta Mechanical Contractors, LLC
                 Active Bond Listing as of August 31, 2011

                                                                           Original
Delta                                                                     Contract
Project                                  Bond                              Value or   Percent
  No.            Description            Number         Bond Type          Bond Amount Complete
------- ------------------------------- -------  ------------------------ ----------- -------
  --    Airpro Mechanical - Lien        0108387  Release of Lien          $    40,336   N/A
  --    Plumbers & Pipefitters Local 51 0101154  Union Benefits Bond -    $   665,000   N/A
                                                   Delta
  --    Plumbers & Pipefitters Local 51 0149299  Union Benefits Bond -    $    50,000   N/A
                                                   NAT
10-005  Craig Army Reserve Center       0143151  Performance & Payment    $ 1,730,000   100
10-010  Fields Point WWTF               0143153  Performance & Payment    $ 1,915,500    90
10-015  East Greenwich MS               0143157  Performance & Payment    $ 4,067,000   100
10-020  P112V Maritime Subsurface       0145646  Performance & Payment    $ 2,072,000   100
10-025  Building 292 Galley Hoods       0143154  Performance & Payment    $   224,900   100
10-030  Arlington Manor                 0143152  Performance & Payment    $   165,000   100
10-040  CCRI - Lincoln                  0143158  Performance & Payment    $ 4,975,500    75
10-055  URI Pharmaceutical              0143160  Performance & Payment    $10,745,700    70
10-065  Pharmacy & Specialty Clinic     0145660  Performance & Payment    $   957,000    90
10-080  Wheaton College Science         0145662  Performance & Payment    $ 7,308,000    90
10-095  Building 448 Groton             0145655  Performance & Payment    $ 1,197,000    40
10-095  Building 448 Groton             0145656  CT Non-Resident Tax Bond $    59,850    40
10-100  MNS Seawater Systems            0145652  Performance & Payment    $   581,100   100
10-015  QTA Car Wash Systems            0145658  Performance & Payment    $   616,607   100
10-110  Citizens Bank Section C         0145659  Performance & Payment    $   124,700   100
10-120  Brown University - Mind Brain   0149282  Performance & Payment    $ 4,665,888    95
10-140  Warren Alpert Medical           0149289  Performance & Payment    $   640,000   100
10-145  NAPS Gym B302                   0149286  Performance & Payment    $   556,190   100
10-160  USEPA Chemistry Lab             0149293  Performance & Payment    $ 1,887,690    85
11-015  OTC Quarters - Newport Naval    0155291  Performance & Payment    $ 5,932,080     2
11-055  Wickford Junction Station       0155301  Performance & Payment    $   350,000    40
11-060  URI Fire Code Upgrades          0155305  Performance & Payment    $ 1,137,000    60
11-070  URI  Hillside Residence Hall    0155307  Performance & Payment    $ 3,216,000     2
11-075  CSX Intermodal Facility,        0155310  MA Non-Resident          $    38,063    10
          Worcester                                Contractor Tax Bond
11-080  RIC Recreation Center           0155311  Performance & Payment    $ 1,860,512     5
          Renovation
11-110  McCoy Stadium HVAC              0155314  Performance & Payment    $   348,600     1
          System Repairs
11-115  Providence Community Health -   0155315  Performance & Payment    $   705,000     4
          HVAC
11-105  Providence Community Health -   0159643  Performance & Payment    $   969,000     1
          Piping
 TBD    RIC Forman Theater Project      0159648  Performance & Payment    $   489,000     0
 TBD    CCRI Knight Campus Fire         0159650  Performance & Payment    $ 3,513,000     0
          Sprinkler System
27-040  Tower @ Carnegie Abbey          0108393  Performance & Payment    $11,450,000   100
28-070  Navy Supply School/B1112        0122083  Performance & Payment    $ 4,290,000   100
28-105  Ocean House                     0122071  Performance & Payment    $ 4,920,000   100
28-120  Blue Cross & Blue Shield        0122070  Performance & Payment    $12,324,000   100
28-135  Nathan Bishop Middle School     0122076  Performance & Payment    $ 5,515,000   100
28-145  RWU New Residence Halls         0122084  Performance & Payment    $ 6,257,000   100
28-175  RI Public Transit Authority     0122088  Performance & Payment    $ 3,714,000   100
29-010  RIANG 102nd Special Op           0122102  Performance & Payment    $   861,000   100
29-015  Bristol Fire & Rescue           0122096  Performance & Payment    $ 1,000,000   100
29-020  RWU MNS Expansion               0122091  Performance & Payment    $   654,000   100
29-030  Warwick Intermodal Station      0122099  Performance & Payment    $ 6,228,000   100
29-035  Taunton Trial Court             0122098  Performance & Payment    $   168,000   100
29-045  Army Aviation Support           0122102  Performance & Payment    $   886,000   100
29-050  RI State Police                 0137718  Performance & Payment    $ 3,601,500    99
29-060  RI School for the Deaf          0122106  Performance & Payment    $ 3,750,000   100
29-115  Building Envelope 656           0137734  Performance & Payment    $   110,000   100
 TBD    Stratton VAMC Steam Lines       0155306  Performance & Payment    $ 5,238,800     5